                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARY                                                STATE OF INCORPORATION
----------                                                ----------------------

Community Alternatives Indiana, Inc.                             Delaware

Community Alternatives Nebraska, Inc.                            Delaware

Community Advantage, Inc.                                        Delaware

Texas Home Management, Inc.                                      Delaware

Capital TX Investments, Inc.                                     Delaware

THM Homes, Inc.                                                  Delaware

RSCR Texas, Inc.                                                 Delaware

Res-Care New Mexico, Inc.                                        Delaware

Res-Care Ohio, Inc.                                              Delaware

Community Alternatives of Texas, Inc.                            Delaware

CATX Properties, Inc.                                            Delaware

Res-Care California, Inc. d/b/a RCCA Services                    Delaware

RSCR California, Inc.                                            Delaware

Res-Care Kansas, Inc.                                            Delaware

Res-Care Illinois, Inc.                                          Delaware

Res-Care Florida, Inc.                                           Delaware

Res-Care Oklahoma, Inc.                                          Delaware

Youthtrack, Inc.                                                 Delaware

Res-Care Tennessee, Inc.                                         Delaware

Res-Care Training Technologies, Inc.                             Delaware

RSCR West Virginia, Inc.                                         Delaware

Community Alternatives Virginia, Inc.                            Delaware

Community Alternatives Kentucky, Inc.                            Delaware

Alternative Youth Services, Inc.                                 Delaware

Res-Care Aviation, Inc.                                          Kentucky

Res-Care Premier, Inc.                                           Delaware

RSCR Premier, Inc.                                               Delaware